EXHIBIT 4.2.2
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 29, 2007, among Securus Technologies, Inc., a Delaware corporation (the “Issuer”), each of the parties identified as a Guarantor on the schedules to the signature pages hereto (each, a “Guarantor” and collectively, the “Guarantors”) and The Bank of New York Trust Company, N.A., as Trustee under the Indenture (the “Trustee”).
W I T N E S S E T H :
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of September 9, 2004, providing for the issuance of the 11% Second-Priority Senior Subordinated Notes due 2011 (the “Securities”);
     WHEREAS, each of the undersigned Guarantors has deemed it advisable and in its best interest to execute and deliver this Supplemental Indenture, and to become a Guarantor under the Indenture; and
     WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
     SECTION 2. Guaranties. Each Guarantor hereby agrees to guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.
     SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of this [•] day of June, 2007.

SECURUS TECHNOLOGIES, INC.
By:	/s/ Richard Falcone
	Name:	Richard Falcone
	Title:	Chief Executive Officer

T-NETIX, INC. T-NETIX TELECOMMUNICATIONS SERVICES, INC. TELEQUIP LABS, INC. EVERCOM HOLDINGS, INC. EVERCOM, INC. EVERCOM SYSTEMS, INC.

By:	/s/ Richard Falcone
	Name:	Richard Falcone
	Title:	Chief Executive Officer

S-1

SYSCON JUSTICE SYSTEMS, INC.
SYSCON JUSTICE SYSTEMS
APPALOOSA ACQUISITION COMPANY, LTD.
SYSCON HOLDINGS LTD.
SYSCON JUSTICE SYSTEMS CANADA LTD.
MODELING SOLUTIONS LLC, a Nevada limited liability company
MODELING SOLUTIONS, LLC, a Wisconsin limited liability company

/s/
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/
Name:
Title:

S-2

Schedule A
Guarantors

T-NETIX, INC., a Delaware corporation
T-NETIX TELECOMMUNICATIONS SERVICES, INC.
TELEQUIP LABS, INC., a Nevada corporation
EVERCOM HOLDINGS, INC., a Delaware corporation
EVERCOM, INC., a Delaware corporation
EVERCOM SYSTEMS, INC., a Delaware corporation
SYSCON JUSTICE SYSTEMS, INC., a California corporation
APPALOOSA ACQUISITION COMPANY, LTD., a company organized under the laws of
Canada
SYSCON HOLDINGS LTD., a company organized under the laws of Canada
SYSCON JUSTICE SYSTEMS CANADA LTD., a company organized under the laws of Canada
MODELING SOLUTIONS LLC, a Nevada limited liability company
MODELING SOLUTIONS, LLC, a Wisconsin limited liability company

Schedule A-1